     THIRD AMENDMENT TO CREDIT AGREEMENT; AMENDMENT TO SUBSIDIARIES GUARANTY; AND ACKNOWLEDGEMENT WITH RESPECT TO VARIOUS OTHER CREDIT DOCUMENTS

     THIRD AMENDMENT TO CREDIT AGREEMENT; AMENDMENT TO SUBSIDIARIES GUARANTY; AND ACKNOWLEDGEMENT WITH RESPECT TO VARIOUS OTHER CREDIT DOCUMENTS (this "Amendment"), dated as of December 18, 1997, among COLTEC INDUSTRIES INC, a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), Coltec Aerospace Canada Ltd., an Ontario corporation (the "Canadian Borrower"), the various Subsidiaries of the Company that are Credit Parties on the date of this Amendment, the various Banks party to the Credit Agreement referred to below, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (as successor by merger to Bank of America Illinois), as the Documentation Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, BANKERS TRUST COMPANY, as Administrative Agent, and BANK OF MONTREAL, as Canadian Paying Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

                              W I T N E S S E T H :

     WHEREAS, the Company, the Banks, the Documentation Agent, the Syndication Agent and the Administrative Agent are parties to a Credit Agreement, dated as of March 24, 1992, amended and restated as of January 11, 1994 and further amended and restated as of December 18, 1996, (as amended, modified or supplemented to the date hereof, the "Credit Agreement");

     WHEREAS, the Company has requested certain amendments to the Credit Agreement as provided herein, including the extension of Loans to the Canadian Borrower;

     WHEREAS, in connection with the foregoing, the Subsidiaries Guaranty shall be amended and agreements and acknowledgements are to be provided with respect to the Security Documents; and

     WHEREAS, the parties hereto wish to amend the Credit Agreement and various other of the Credit Documents as herein provided;

     NOW, THEREFORE, it is agreed:

I.   Amendments to Credit Agreement.

     1. Section 1 of the Credit Agreement is hereby amended by deleting said
Section in its entirety and inserting in lieu thereof the following new Section
1:

          "1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank (other than Canadian Banks in their capacities as such) severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans to the Company, and each Canadian Bank severally agrees, at any time and from time to time on and after the Third Amendment Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans to the Canadian Borrower (with the revolving loans made to the Company or the Canadian Borrower pursuant to this Section 1.01(a) being each called a "Revolving Loan" and collectively, the "Revolving Loans"), which Revolving Loans (i) shall, in the case of Revolving Loans made to the Company, be made and maintained in Dollars (each, a "Company Revolving Loan" and, collectively, the "Company Revolving Loans"), which Company Revolving Loans shall, at the option of the Company, be incurred and maintained as, and/or converted (in accordance with Section 1.06) into, Base Rate Loans or Eurodollar Rate Loans; provided that except as otherwise specifically provided in Section 1.10(b), all Company Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) shall, in the case of Revolving Loans made to the Canadian Borrower, be made and maintained in, at the option of the Canadian Borrower, either Canadian Dollars (each, a "Canadian Dollar Revolving Loan" and, collectively, the "Canadian Dollar Revolving Loans") or Dollars (each, a "Canadian Borrower U.S. Dollar Revolving Loan" and, collectively, the "Canadian Borrower U.S. Dollar Revolving Loans"), which Canadian Dollar Revolving Loans shall, at the option of the Canadian Borrower, be made by each Canadian Bank either by means of (x) Canadian Prime Rate Loans in Canadian Dollars or (y) the creation and discount of Bankers' Acceptances in Canadian Dollars on the terms and conditions provided for herein and in Schedule XI hereto (the terms and conditions of which shall be deemed incorporated by reference into this Agreement), and which Canadian Borrower U.S. Dollar Revolving Loans shall, at the option of the Canadian Borrower, be made by the Canadian Banks as, and/or be converted (in accordance with Section 1.06) into, Base Rate Loans or Eurodollar Rate Loans; provided that except as otherwise specifically provided in Section 1.10(b), all Canadian Borrower Revolving Loans comprised of the same Borrowing shall at all times be of the same Type,
     (iii) may be repaid and re-borrowed in accordance with the provisions hereof, (iv) shall not exceed for any Bank at the time of the making of any such Revolving Loans, and after giving effect thereto, that aggregate principal amount (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan of such Bank or any Affiliate thereof acting as a Canadian Bank) which, when added to the sum of (I) the aggregate principal amount of all other Revolving Loans then outstanding from such Bank (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each Canadian Dollar Revolving Loan then outstanding from such Bank or any Affiliate thereof acting as a Canadian Bank) and (II) the product of (x) such Bank's Adjusted Percentage and (y) the sum of (A) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (B) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Commitment of such Bank at such time, (v) shall not, in the case of Canadian Borrower Revolving Loans, exceed for any Canadian Bank at the time of the making of any such Canadian Borrower Revolving Loan, and after giving effect thereto, that aggregate principal amount (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, in the case of a Canadian Revolving Loan) which, when added to the aggregate principal amount of all other Canadian Borrower Revolving Loans then outstanding from such Canadian

     Bank (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan of such Canadian Bank) equals the Canadian Sub-Commitment of such Canadian Bank at such time, (vi) shall not, in the case of all Canadian Borrower Revolving Loans, at any time exceed in aggregate outstanding principal amount (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan), the Total Canadian Sub-Commitment at such time and (vii) shall not, in the case of all Revolving Loans, at any time exceed in aggregate outstanding principal amount (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan), when added to the aggregate principal amount of Swingline Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings (exclusive of any Unpaid Drawings with respect thereto which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, an amount equal to the Total Commitment at such time. The proceeds of each Company Revolving Loan shall be made available (in Dollars) to the Company as directed by it (with the proceeds to be used by the Company). The proceeds of each Canadian Borrower Revolving Loan shall be made available (in Dollars or Canadian Dollars, as the case may be) to the Canadian Borrower as directed by it (with the proceeds to be used by the Canadian Borrower). The Canadian Borrower shall have no liability with respect to any Borrower Revolving Loans which may be extended to, and which shall constitute obligations of, the Company.

          (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees (A) to convert, on the Restatement Effective Date, the Original Swingline Loans made by BTCo to the Company pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date into a Borrowing of Swingline Loans hereunder (as so converted, together with all Swingline Loans made pursuant to the following clause (B), the "Swingline Loans" and each, a "Swingline Loan")

     and (B) to make at any time and from time to time after the

     Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan) then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Commitment then in effect (after giving effect to any reductions to the Adjusted Total Commitment on such date) and (iv) shall not exceed at any time outstanding the Maximum Swingline Amount.

          (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Company Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Company Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall, to the maximum extent permitted by applicable law, be made on the immediately succeeding Business Day from all Banks (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) pro rata on the basis of their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of
     Section 10) and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. All Company Revolving Loans made pursuant to each Mandatory Borrowing shall constitute obligations of the Company and not the Canadian Borrower. Each such Bank hereby irrevocably agrees to make Company Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo, to the maximum extent permitted by applicable law, notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment or the Adjusted Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 10.05 with respect to the Company), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section
     10); provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Company Revolving Loans maintained as Base Rate Loans hereunder.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of (i) Eurodollar Rate Loans shall not be less than $5,000,000, (ii) Base Rate Loans shall not be less than $1,000,000, (iii) Canadian Prime Rate Loans shall be not less than Cdn $1,000,000 and (iv) Bankers'

     Acceptance Loans shall not be less than the amount specified in Schedule
     XI. The aggregate principal amount of each Borrowing of Swingline Loans shall be at least $500,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) fifteen Borrowings of Eurodollar Rate Loans or (y) more than six different maturity dates for all outstanding Bankers' Acceptance Loans.

          1.03 Notice of Borrowing. (a) Whenever any Borrower desires to make a Borrowing hereunder (excluding (x) Borrowings of Swingline Loans and Mandatory Borrowings and (y) Borrowings of Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers' Acceptance Loans as provided in clause (i) of Schedule XI), it shall give the Administrative Agent at its Notice Office (and, in the case of Canadian Dollar Revolving Loans, the Canadian Paying Agent at its Notice Office) at least one Business Day's prior telex, telecopy or telephonic notice (confirmed in writing) of each Base Rate Loan or Canadian Prime Rate Loan and at least three Business Days' prior telex, telecopy or telephonic notice (confirmed in writing) of each Eurodollar Rate Loan or Bankers' Acceptance Loan to be made hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower substantially in the form of Exhibit A, appropriately completed to specify the aggregate principal amount (or Face Amount, as the case may be) of the Loans to be made pursuant to such Borrowing (stated in the Applicable Currency), the date of such Borrowing (which shall be a Business Day), and (x) in the case of Dollar Revolving Loans, whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Rate Loans and, if Eurodollar Rate Loans, the initial Interest Period to be applicable thereto and (y) in the case of Canadian Dollar Revolving Loans, whether the Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or Bankers' Acceptance Loans and, if Bankers' Acceptance Loans, the term thereof (which shall comply with the requirements of clause (a) of Schedule XI). The Administrative Agent shall promptly, and in any event within one Business Day of receipt of such Notice of Borrowing, give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Company desires to make a Borrowing of Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case
     (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

          (ii) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing believed by BTCo in good faith to be from a President, an Executive Vice President, a Senior Vice President, a Vice President, a Treasurer or an Assistant Treasurer of the Company or any other individual at the Company designated in writing by any two of the foregoing officers prior to receipt of written confirmation. In each such case, the Company hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans absent manifest error.

          (iii) Mandatory Borrowings shall be made upon the notice specified in

     Section 1.01(c), with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c) to the maximum extent permitted by applicable law.

          1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 2:00 P.M. (New York time) on the date specified pursuant to

     Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars (in the case of Dollar Revolving Loans) or Canadian Dollars (in the case of Canadian Dollar Revolving Loans), as the case may be, and in immediately available funds at the relevant Payment Office, and the relevant Paying Agent will make available to the respective Borrower at the respective Payment Office the aggregate of the amounts so made available by the Banks. Unless the relevant Paying Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to such Paying Agent such Bank's portion of any Borrowing to be made on such date, such Paying Agent may assume that such Bank has made such amount available to such Paying Agent on such date of Borrowing and such Paying Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the relevant Paying Agent by such Bank, such Paying Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon such Paying Agent's demand therefor, such Paying Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to such Paying Agent. The relevant Paying Agent shall also be entitled to recover on demand from such Bank or the respective Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by such Paying Agent to the respective Borrower until the date such corresponding amount is recovered by such Paying Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to such Paying Agent of acquiring overnight Federal funds (or, in the case of Canadian Dollar Revolving Loans, the cost to the Canadian Paying Agent of acquiring overnight funds in Canadian Dollars) and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective

     Borrowing, as determined pursuant to Section 1.08. Nothing in this Section
     1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 Notes. (a) The Company's or, in the case of Canadian Borrower Revolving Loans, the Canadian Borrower's obligation to pay the principal of (and the Face Amount, as the case may be), and interest on, the Loans made by each Bank shall be evidenced (i) if Company Revolving Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Company Revolving Note" and, collectively, the "Company Revolving Notes"), (ii) if Canadian Dollar Revolving Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, a "Canadian Dollar Revolving Note" and, collectively, the "Canadian Dollar Revolving Notes"), (iii) if Canadian Borrower U.S. Dollar Revolving Loans, by a promissory note duly executed and delivered by the Canadian Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each a "Canadian Borrower U.S. Dollar Revolving Note" and, collectively, the "Canadian Borrower U.S. Dollar Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Company substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Company Revolving Note issued to each Bank shall (i) be executed by the Company, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in Dollars in the principal amount of the Company Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

          (c) The Canadian Dollar Revolving Note issued to each Bank that has a Canadian Sub-Commitment or outstanding Canadian Dollar Revolving Loans shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Canadian Bank or its registered assigns and be dated the

     Third Amendment Effective Date (or, if issued thereafter, the date of issuance), (iii) be in a stated principal amount (expressed in Canadian Dollars) which exceeds by 25% the Canadian Dollar Equivalent (as of the date of issuance) of the Canadian Sub-Commitment of such Canadian Bank; provided that if, because of fluctuations in exchange rates after the Third Amendment Effective Date, the amount of the Canadian Dollar Revolving Note of any Canadian Bank would not be at least as great as the outstanding principal amount of, and the Face Amount of, as applicable, Canadian Dollar Revolving Loans made by such Canadian Bank at any time outstanding, the respective Canadian Bank may request (and in such case the Canadian Borrower shall promptly execute and deliver) a new Canadian Dollar Revolving Note in an amount equal to the greater of (x) that amount (expressed in Canadian Dollars) which at that time exceeds by 25% the Canadian Dollar Equivalent of the Canadian Sub-Commitment of such Canadian Bank or (y) the then outstanding principal amount of, and the Face Amount of, as applicable, all Canadian Dollar Revolving Loans made by such Canadian Bank, (iv) be payable in Canadian Dollars in the outstanding principal amount of the Canadian Dollar Revolving Loans evidenced thereby,
     (v) mature on the Final Maturity Date, (vi) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Canadian Prime Rate Loans evidenced thereby, (vii) be subject to mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

          (d) The Canadian Borrower U.S. Dollar Revolving Note issued to each Canadian Bank shall (i) be executed by the Canadian Borrower, (ii) be payable to the order of such Canadian Bank and be dated the Third

     Amendment Effective Date (or, if issued thereafter, the date of issuance),
     (iii) be in a stated principal amount, stated in Dollars, equal to the Canadian Sub-Commitment of such Canadian Bank and be payable in Dollars in the principal amount of the Canadian Borrower U.S. Dollar Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
     Section 4.02 and (vii) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

          (e) The Swingline Note issued to BTCo shall (i) be executed by the Company, (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby and (vi) be entitled to the benefits of this Agreement and the Subsidiaries Guaranty and be secured by the Security Documents.

          (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans (including, without limitation, the Face Amount of any outstanding Bankers' Acceptances) evidenced thereby. Failure to make any such notation shall not affect the Company's or, in the case of Canadian Borrower Revolving Loans, the Canadian Borrower's obligations in respect of such Loans.

          1.06 Conversions. (a) The respective Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least $5,000,000 of the outstanding principal amount of Dollar Revolving Loans made to such Borrower pursuant to one or more Borrowings of one or more Types of Dollar Revolving Loans into a Borrowing of another Type of Dollar Revolving

     Loan; provided that (i) except as otherwise provided in Section 1.10(b) or 4.02(b), Eurodollar Rate Loans may be converted into Loans of another Type only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) Base Rate Loans may only be converted into Eurodollar Rate Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section
     1.02. Each such conversion shall be effected by the respective Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Dollar Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Dollar Revolving Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Dollar Revolving Loans.

          (b) Mandatory conversions of Bankers' Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in clause (i) of Schedule XI.

          (c) Canadian Dollar Revolving Loans shall not be permitted to be converted into Canadian Borrower U.S. Dollar Revolving Loans, and Canadian Borrower U.S. Dollar Revolving Loans shall not be permitted to be converted into Canadian Dollar Revolving Loans. However, subject to compliance with the terms and conditions of this Agreement, the Canadian Borrower may from time to time repay Canadian Borrower Revolving Loans (in the respective Applicable Currency) and, concurrently therewith, may borrow other Types

     (and pursuant to the respective Applicable Currency) of Canadian Borrower Revolving Loans.

          1.07 Pro Rata Borrowings. All Borrowings of Company Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their

     RL Percentages; provided that all Borrowings of Company Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis of their Adjusted Percentages. All Borrowings of Canadian Borrower Revolving Loans under this Agreement shall be incurred from the Canadian Banks pro rata on the basis of their Canadian Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

          1.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate, each as in effect from time to time.

          (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan made to such Borrower from the date the proceeds thereof are made available to the such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for Eurodollar Rate Loans as from time to time in effect plus the Quoted Rate for such Interest Period.

          (c) The Canadian Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Canadian Prime Rate Loan from the date the proceeds thereof are made available to the Canadian Borrower (which shall, in the case of a conversion pursuant to clause (i) of Schedule XI, be deemed to be the date upon which a maturing Bankers' Acceptance is converted into a Canadian Prime Rate Loan pursuant to said clause (i), with the proceeds thereof to be equal to the full Face Amount of the maturing Bankers' Acceptances), until the maturity thereof (whether by acceleration, or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for

     Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time.

          (d) With respect to Bankers' Acceptance Loans, Acceptance Fees shall be payable in connection therewith as provided in clause (g) of Schedule
     XI. Until the maturity of the respective Bankers' Acceptances, interest shall not otherwise be payable with respect thereto.

          (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Canadian Dollar Revolving Loans and any other amounts owing in Canadian Dollars, equal to 2% per annum in excess of the Applicable Margin for Canadian Prime Rate Loans plus the Canadian Prime Rate, each as in effect from time to time, and (2) in all other cases, equal to the greater of (x) the sum of the Base Rate in effect from time to time plus 2-1/4% and
     (y) the rate which is 2% in excess of the rate otherwise applicable to the respective Loans at the time of the occurrence of the payment default with respect thereto, in each case with such interest to be payable on demand (for all purposes of this clause (e), calculations of the respective Applicable Margin for Loans of the respective Type shall be calculated as if the Leverage Ratio were at Level 5 as shown in the table appearing in the definition of "Applicable Margin" contained herein).

          (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan (other than Bankers' Acceptances), on the date of any repayment (on the amount repaid), on any conversion pursuant to Section 1.10(b) or 4.02(b) (on the amount converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Quoted Rate for each Interest Period applicable to Eurodollar Rate Loans and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the relevant Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Rate Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period; provided that:

               (i) all Eurodollar Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Eurodollar Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period relating to a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such

          Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period may be selected at any time when any Default or Event of Default is then in existence;

               (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date;

               (vii) no Interest Period shall extend beyond any date upon which a Scheduled Reduction is to be made if, after giving effect to the selection of such Interest Period, the aggregate amount of Revolving Loans maintained as Eurodollar Rate Loans with Interest Periods ending after such date of Scheduled Reduction would exceed the Total Commitment after giving effect to the reduction thereto resulting from such Scheduled Reduction; and

               (viii) no Interest Period shall be greater than one month for any

          Borrowing of Eurodollar Rate Loans prior to the earlier of (x) the 60th day following the Restatement Effective Date or, if on such 60th day a Borrowing of Eurodollar Loans remains outstanding which has an Interest Period which extends beyond such 60th day, the last day of such Interest Period and (y) the Syndication Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, the relevant Borrower has failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increaded Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

               (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Quoted Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Quoted Rate) and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market; or

               (iv) at any time that Canadian Dollars are not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Canadian Dollar Revolving Loans requested pursuant to Section 1.01;

          then, and in any such event, such Bank (or the Administrative Agent, in the case of clauses (i) and (iv) above) shall promptly give notice (by telephone confirmed in writing) to the Company and any affected Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent shall provide promptly after obtaining actual knowledge that such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion given by the Company with respect to Eurodollar Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Company, (x) in the case of clause (ii) above, the respective Borrower or Borrowers shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the respective Borrower or Borrowers by such Bank shall, absent manifest error, be final and conclusive on and binding on all the parties hereto), (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Canadian Dollar Revolving Loans (exclusive of Canadian Dollar Revolving Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Canadian Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exists, and any Notice of Borrowing given by the Canadian Borrower with respect to such Canadian Dollar Revolving Loans which have not been incurred shall be deemed rescinded by the Canadian Borrower.

          (b) At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower or Borrowers may (and in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (i) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Company was notified by the affected Bank or the Administrative Agent pursuant to
     Section 1.10(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurodollar Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Rate Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law, and including, without limitation, changes in those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Company (or to the extent directly relating to the Canadian Sub-Commitments, the Canadian Borrower) shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Bank has intentionally withheld or delayed such notice, in which case the respective Bank shall not be entitled to receive additional amounts pursuant to this Section 1.10(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of the relevant Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c).

          1.11 Compensation. The respective Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02) or conversion of any of its Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any repayment (including any repayment made pursuant to Section 4.02) of any Bankers' Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers' Acceptance; (iv) if any prepayment of any of its Eurodollar Rate Loans or Bankers'

     Acceptance Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (v) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section
     4.04 with respect to any Bank which results in such Bank charging to the Company increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Company shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments (and related Canadian Sub-Commitments, if any) and outstanding Loans of, and in each case participation in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (including the Face Amount of any outstanding Bankers' Acceptances) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, (ii) all obligations of the Borrowers due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement and (iii) if the respective Replaced Bank has a related Canadian Bank, or if the Replaced Bank is a Canadian Bank which has a related Bank, all of the actions specified above in this Section 1.12 shall be taken with respect to both the respective Bank and Canadian Bank (who shall be treated collectively as a Replaced Bank). Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the respective Borrowers, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank and (y) the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

          1.13 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
     Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the applicable Borrower or Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage as a result thereof, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

          1.14 Bankers' Acceptance Provisions. The parties hereto agree that the provision of Schedule XI shall apply to all Bankers' Acceptances and Bankers' Acceptance Loans created hereunder, and that the provisions of
     Schedule XI shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in their entirety herein.

          1.15 Canadian Paying Agent. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is acknowledged and agreed that, unless and until otherwise directed by the Administrative Agent or the Required Banks, Bank of Montreal shall act as Canadian Paying Agent and Canadian Documentation Agent (in such capacities, the "Canadian Paying Agent") with respect to all Bankers' Acceptances and Bankers' Acceptance Loans, and all Canadian Borrower Revolving Loans incurred under this Agreement. Unless and until otherwise directed by the Administrative Agent or the Required Banks, the Canadian Paying Agent shall receive all payments, and make all disbursements, with respect to Canadian Borrower Revolving Loans at or from its Payment Office. In connection therewith, the Canadian Paying Agent shall perform such duties as would otherwise be performed by the Administrative Agent or Paying Agent in connection therewith and shall be entitled to the protections afforded pursuant to
     Section 12. It is understood and agreed that the Canadian Paying Agent may resign at any time from its duties hereunder upon ten (10) Business Days' prior written notice to the Administrative Agent and the Borrowers, at which time the duties of the Canadian Paying Agent shall be performed by the Administrative Agent (or an affiliate thereof designated by the

     Administrative Agent). At all times when the Canadian Paying Agent is not the Administrative Agent, the Canadian Paying Agent (as opposed to the Administrative Agent) shall take all actions otherwise required to be taken by the Administrative Agent pursuant to Schedule XI."

          1.16 Certain Override Provisions Regarding Utilizations of Total Canadian Sub-Commitment. (a) Notwithstanding anything to the contrary contained in preceding Section 1.01, succeeding Section 2.01 or elsewhere in this Agreement, it is agreed by the parties hereto that, at all times from and after the Third Amendment Effective Date, to the extent any

     Credit Event results in a utilization of all or any portion of the Total Canadian Sub-Commitment, an amount equal to the Canadian Borrower Percentage (as in effect from time to time) of the Total Canadian Sub-Commitment shall only be available for the making of Canadian Borrower Revolving Loans and an amount equal to the Company Percentage of the Total Canadian Sub-Commitment may only be utilized for extensions of credit to the Company as otherwise provided in this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, at no time shall the Company be permitted to request an extension of credit pursuant to this Agreement (whether in the form of Company Revolving Loans, Swingline Loans or Letters of Credit) if, after giving effect thereto, the sum of the aggregate principal amount and Face Amount, as applicable, of outstanding Company Revolving Loans and Swingline Loans and the amount of Letter of Credit Outstandings at such time would exceed an amount equal to the Total Commitment as then in effect less the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect. Furthermore, the Canadian Borrower will at no time be permitted to request an extension of credit (in the form of Canadian Borrower Revolving Loans) if the aggregate principal amount and Face Amount, as applicable, of outstanding Canadian Borrower Revolving Loans would at any time exceed the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect.

          (b)(i) The Company Percentage and Canadian Borrower Percentage of the Total Canadian Sub-Commitment shall, from and after the Third Amendment Effective Date (and until adjusted as described in the immediately succeeding sentence) be 50% and 50%, respectively. The Company, not more than thirty days and not less than five Business Days prior to the last day of each calendar month, shall give written notice to the Administrative Agent (with a copy to each Paying Agent) either (x) requesting an adjustment, effective as of the first Business Day of the immediately following calendar month (each such date an "Adjustment Date") to the Company Percentage and Canadian Borrower Percentage (although the sum of such percentages must equal 100%) or (y) confirming that there will be no adjustment to the Company Percentage or the Canadian Borrower Percentage at such time;

     provided that (i) no adjustment to the Company Percentage and Canadian Borrower Percentage may be made as otherwise provided above if, after giving effect to any reduction to the Canadian Borrower Percentage, the Canadian Borrower Percentage of the Total Canadian Sub-Commitment as then in effect would be less than the aggregate Face Amount of all Bankers' Acceptance Loans then outstanding (other than any such Bankers' Acceptance Loans which will mature, and be converted into Canadian Prime Rate Loans, on or prior to the respective Adjustment Date) and (ii) the failure by the Company to deliver any such written notice (or the delivery by the Company of any written notice which does not comply with the requirements contained above in this clause (b)) to the Administrative Agent within the period required above will be deemed to be delivery by the Company to the Administrative Agent of a written notice that there will be no adjustment to the Company Percentage or the Canadian Borrower Percentage as at the applicable Adjustment Date. If any adjustment is made on an Adjustment Date as described above, then on the respective Adjustment Date all repayments required by Section 4.02(a)(iii) and (iv) shall be made on such date to the extent required as a result of such adjustments.

          (ii) Notwithstanding anything to the contrary contained in clause
     (b)(i) above or Section 13.02, at any time during a month the Company shall, with the consent of each Canadian Bank, be permitted to adjust the Company Percentage and Canadian Borrower Percentage by designating an Adjustment Date effective as of any Business Day during such month.

          (c) In connection with any Borrowings and/or repayments made as a result of adjustments to the Company Percentage and Canadian Borrower Percentage as required above, then, so long as arrangements satisfactory to the Paying Agents (including, without limitation, by way of (x) direct transfers of funds between the Paying Agents or (y) indirect transfers of funds between the Paying Agents through the operating accounts of the Borrowers, either of which shall be considered to be satisfactory arrangements) are made for the repayment of all amounts which will be due on the respective Adjustment Date as a result thereof, Borrowings shall be permitted to be made by the

     Company or Canadian Borrower, as the case may be, as a result of any increase to the Company Percentage or Canadian Borrower Percentage, as the case may be, on such date (subject to satisfaction of the other terms and conditions of this Agreement) so long as arrangements satisfactory to the Paying Agents (including, without limitation, by way of (x) direct transfers of funds between the Paying Agents or (y) indirect transfers of funds between the Paying Agents through the operating accounts of the Borrowers, either of which shall be considered to be satisfactory arrangements) are made so that, by the time required by Section 4.03, all payments will be made by the Company or the Canadian Borrower on such Adjustment Date as a result of any decrease on such date in the Company Percentage or Canadian Borrower Percentage, as the case may be. It is understood and agreed that none of the Administrative Agent nor any Paying Agent shall have any liability to any Banks if the payments contemplated above in this clause (c) are not actually made on the Adjustment Date, and that any failure to make the payments required to be made on an Adjustment Date pursuant to Section 4.02(a) shall constitute an Event of Default in accordance with the terms of Section 10.01.

     2. Section 2.01 of the Credit Agreement is hereby amended by (i) deleting the text ", any of its Foreign Subsidiaries" appearing in clause (x) of Section 2.01(b) and (ii) inserting the text "(for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of each outstanding Canadian Dollar Revolving Loan)" immediately preceding the text "made by Non-Defaulting Banks" appearing in clause (c)(i)(y) of said Section.

     3. Section 3.01 of the Credit Agreement is hereby amended by (i) inserting at the end of clause (a) thereof the following new proviso:

     "; provided that the portion of Commitment Commission attributable to the unutilized portion of the Canadian Borrower Percentage (as in effect from time to time) of the Total Canadian Sub-Commitment shall be paid by the Canadian Borrower to the Canadian Paying Agent for distribution to each Canadian Bank that is a Non-Defaulting Bank";

(ii) redesignating clause "(e)" to "(f)" and (iii) inserting the following clause (e):

          "(e)At the time of the incurrence of each Bankers' Acceptance Loan, Acceptance Fees shall be paid by the Canadian Borrower as required by, and in accordance with, clause (g) of Schedule XI."

     4. Section 3.02 of the Credit Agreement is hereby amended by deleting in its entirety such Section and inserting in lieu thereof the following new
Section 3.02:

          "3.02 Voluntary Termination of Unutilized Commitments. The Company shall have the right, without premium or penalty and upon at least two Business Days' prior notice to the Administrative Agent at its Notice Office, which notice the Administrative Agent shall promptly transmit to each of the Banks, to terminate the Total Unutilized Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions to the Total Unutilized Commitment; provided that each such reduction to the Total Unutilized Commitment pursuant to this Section 3.02 shall apply (i) first, in an amount equal to the lesser of the reduction to the Total Unutilized Commitment then being effected or the Total Non-Canadian Sub-Commitment then in effect, to reduce the Commitment (and the Non-Canadian Sub-Commitment) of each Bank, pro rata based on the relative Non-Canadian Sub-Commitments of the various Banks (or their respective affiliates) and (ii) to the extent in excess of the amount to be applied pursuant to preceding clause (i), to reduce the remaining Commitments (and the Canadian Sub-Commitments) of the various Banks pro rata based on the Canadian Sub-Commitments of the various Banks. Notwithstanding anything to the contrary contained in the immediately preceding sentence, at the time of any reduction to the Total Unutilized Commitment pursuant to this Section 3.02, the Company may, but shall not be required to, elect that all or a portion of such reduction first be applied as provided in clause (ii) of the immediately preceding sentence, with any excess over the amount of the Total Canadian Sub-Commitment as then in effect to be applied as provided in clause (i) of the immediately preceding sentence."

     5. Section 3.03 of the Credit Agreement is hereby amended by (i) deleting the word "proviso" in Section 3.03(f)(y) and inserting in lieu thereof the word "provision" and (ii) deleting Section 3.02(g) in its entirety and inserting in lieu thereof the following new Section 3.02(g):

          "(g) Each reduction to the Total Commitment pursuant to this Section
     3.03 shall be applied (i) first, in an amount equal to the lesser of the reduction to the Total Commitment then being effected or the Total Non-Canadian Sub-Commitment then in effect, to reduce the Commitment (and the Non-Canadian Sub-Commitment) of each Bank, pro rata based on the relative Non-Canadian Sub-Commitments of the various Banks (or their respective affiliates) and (ii) to the extent in excess of the amount to be applied pursuant to preceding clause (i), to reduce the remaining Commitments (and the Canadian Sub-Commitments) of the various Banks pro rata based on the Canadian Sub-Commitments of the various Banks. Notwithstanding anything to the contrary contained in the immediately preceding sentence, at the time of any reduction to the Total Commitment pursuant to this Section 3.03, the Company may, but shall not be required to, elect that all or a portion of such reduction first be applied as provided in clause (ii) of the immediately preceding sentence, with any excess over the amount of the Total Canadian Sub-Commitment as then in effect to be applied as provided in clause (i) of the immediately preceding sentence."

     6. Section 4 of the Credit Agreement is hereby amended by deleting said
Section in its entirety and inserting in lieu thereof the following new Section
4:

          "4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

     (i) such Borrower shall give the Administrative Agent prior to 11:00 A.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Base Rate Loans or Canadian Dollar Revolving Loans maintained as Canadian Prime Rate Loans (or same day notice in the case of

     Swingline Loans provided such notice is given prior to 11:00 A.M. (New York time) on such Business Day and (y) at least three Business Days' prior written notice (or telephonic notice confirmed in writing) of its intent to prepay Eurodollar Rate Loans, whether Company Revolving Loans, Canadian Borrower Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans or Bankers' Acceptance Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or Cdn $1,000,000 in the case of Canadian Dollar Revolving Loans); provided that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect (it being understood that such Borrowing shall convert to a Borrowing of Base Rate Loans or be repaid); (iii) prepayments of Eurodollar Rate Loans made pursuant to this Section 4.01 may only be made on the last day of an Interest Period applicable thereto; (iv) prepayments of Bankers' Acceptance Loans may not be made prior to the maturity date of the respective Bankers' Acceptances; and (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that (x) so long as no Default --- ---- or Event of Default is then in existence, at any time when the sum of the aggregate principal amount of Company Revolving Loans, Swingline Loans and Letter of Credit Outstandings exceeds the Total Non-Canadian Sub-Commitment (with the amount of such excess being herein called the "Total Non-Canadian Sub-Commitment Excess"), the Company may, to the extent of such Total Non-Canadian Sub-Commitment Excess, make prepayments of principal of Company Revolving Loans to the Banks which have, or have Affiliates that have, Canadian Sub-Commitments on the basis of their Canadian Percentages (with the Company to designate the Borrowing or Borrowings, or portions thereof, being prepaid), with the intent of creating availability for subsequent Canadian Borrower Revolving Loans and (y) at the respective Borrower's election in connection with any prepayment pursuant to this

     Section 4.01, any prepayment in respect of Revolving Loans shall not be applied to any Revolving Loan of a Defaulting Bank.

          4.02 Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, thereof in the case of outstanding Canadian Dollar Revolving Loans) made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Commitment as then in effect, the Company shall prepay principal of Swingline Loans and, after the Swingline Loans have been repaid in full, the Company shall repay the principal of outstanding Company Revolving Loans and/or the Canadian Borrower shall repay the principal of outstanding Canadian Borrower Revolving Loans other than Bankers' Acceptance Loans where the underlying Bankers' Acceptances have not yet matured (with such repayment of Revolving Loans to be allocated between Company Revolving Loans and Canadian Borrower Revolving Loans as the Borrowers may elect) in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans (other than Bankers' Acceptance Loans as referenced in the immediately preceding sentence) of Non-Defaulting Banks, the sum of the outstanding Bankers' Acceptance Loans of Non-Defaulting Banks (for this purpose, using the Dollar Equivalent of the Face Amounts thereof) and Letter of Credit Outstandings exceed the Adjusted Total Commitment then in effect, (i) an amount equal to the lesser of such excess and the then outstanding Face Amount of all Bankers' Acceptances shall be deposited by the Canadian Borrower with the Administrative Agent to cash collateralize Bankers' Acceptances in substantially the same manner as provided in clause
     (j) of Schedule XI and (ii) to the extent such excess exceeds the amount applied pursuant to preceding clause (i), the Company shall pay to the Administrative Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (less the amount applied pursuant to preceding clause (i)) (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Company to the Non-Defaulting Banks hereunder in a cash collateral account (which shall permit the investment of funds held therein in Cash Equivalents satisfactory to the Administrative Agent, with remittances of excess funds (including investment income), if any, on deposit in said cash collateral account to be made from time to time, so long as no Event of Default then exists, on a basis satisfactory to the Administrative Agent) to be established by the Administrative Agent.

          (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of outstanding Canadian Dollar Revolving Loans) made by any Defaulting Bank exceeds the

     Commitment of such Defaulting Bank, the Company or the Canadian Borrower, as the case may be, shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (iii) On any day on which the aggregate outstanding principal amount of Canadian Borrower Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal or Face Amount, as the case may be, of outstanding Canadian Dollar Revolving Loans) exceeds the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect, the Canadian Borrower shall repay on such day principal of outstanding Canadian Borrower Revolving Loans (other than Bankers' Acceptance Loans prior to the maturity of the related Bankers' Acceptances) in an amount equal to such excess. If, after giving effect to the prepayment in full of all outstanding Canadian Borrower Revolving Loans other than the Bankers' Acceptance Loans referenced in the immediately preceding sentence, the aggregate outstanding Face Amount of Bankers' Acceptance Loans exceeds the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect, the Canadian Borrower shall pay to the Administrative Agent (or Canadian Paying Agent) at the relevant Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for the obligations of the Canadian Borrower hereunder on substantially the same basis as contemplated by clause (j) of Schedule XI. The payments required by preceding clause
     (iii) shall be without duplication of payments required to be made pursuant to Sections 4.02(a)(i) and (ii).

          (iv) On any day on which the aggregate outstanding principal amount of Company Revolving Loans and Swingline Loans and the amount of Letter of Credit Outstandings exceeds an amount equal to (x) the Total Commitment as then in effect less (y) the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect, the Company shall repay on such day principal of outstanding Company Revolving Loans and/or Swingline Loans in an amount equal to such excess. If, after giving effect to the prepayment in full of all outstanding Company Revolving Loans and Swingline Loans, the aggregate amount of Letter of Credit Outstandings at such time exceeds an amount equal to (x) the Total Commitment as then in effect less (y) the Canadian Borrower Percentage as then in effect of the Total Canadian Sub-Commitment as then in effect, the Company shall pay to the Administrative Agent at the relevant Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess, such cash or Cash Equivalents to be held as security for the obligations of the Company hereunder on substantially the same basis as contemplated by clause
     (i) above. The payments required by preceding clause (iv) shall be without duplication of payments required to be made pursuant to Sections 4.02(a)(i) and (ii).


          (b) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Rate Loans and Bankers' Acceptance Loans, the specific Borrowing or Borrowings pursuant to which made; provided that: (i) repayments of Eurodollar Rate Loans by either Borrower pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans to such Borrower with Interest Periods ending on such date of required repayment and all Base Rate

     Loans to such Borrower and, in the case of the Canadian Borrower, all Canadian Prime Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Loans; (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (iv) notwithstanding the provisions of the preceding clause (iii), no prepayment of Revolving Loans made pursuant to Section 4.02(a)(i) shall be applied to the Revolving Loans of any Defaulting Bank and prepayments pursuant to Section 4.02(a)(ii) shall only be applied to the Revolving Loans of the respective Defaulting Bank; and (v) no repayment of Bankers' Acceptance Loans may be made prior to the maturity date of the related Bankers' Acceptances. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Final Maturity Date.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the relevant Paying Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds at the respective Payment Office, with all such payments to be made (x) in all cases not expressly covered by following clause (y), in Dollars and (y) in Canadian Dollars in cases where the respective payment is made in respect of (i) principal of, or Face Amount of, as the case may be, or interest on Canadian Dollar Revolving Loans or (ii) any increased costs, indemnities or other amounts owing with respect to Canadian Dollar Revolving Loans (or Commitments relating thereto) to the extent the respective Bank which is charging same denominates the amounts owing in Canadian Dollars. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business

     Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The respective Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the respective Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and that makes Loans to the Company agrees to deliver to the Company and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Forms 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by the Company under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Company under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or upon reasonable written request of Company, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments by the Company under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to
     Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by the Company hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service forms, certificates or documentation that establish a complete exemption from such deduction or withholding and (y) except with respect to payments required to be made by the Company pursuant to Section 14 hereof, the Company shall not be obligated pursuant to
     Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause
     (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
     4.04 and except as set forth in Section 13.04(b), the Company agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a)

     (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c) If any Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received in connection therewith any refund of Tax in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to such Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund."

     7. Section 6 of the Credit Agreement is hereby amended by deleting the text "the Company" in the final paragraph of said Section and inserting in lieu thereof the text "each Borrower."

     8. Section 7 of the Credit Agreement is hereby amended by deleting the text "the Company" appearing in the introductory paragraph therein and inserting lieu thereof the text "each Borrower".

     9. Section 7.08(a)(ii) of the Credit Agreement is hereby amended by (i) inserting the text "by the respective Borrower" immediately after the text "shall be used" appearing therein and (ii) deleting the parenthetical appearing therein and inserting in lieu thereof the following new parenthetical:

     "(including acquisitions and, in the case of the Canadian Borrower, the payment of dividends or distributions to the Company)".


     10. Section 8.01 of the Credit Agreement is hereby amended by (i) deleting clause (a) in its entirety and redesignating clauses (b), (c), (d), (e), (f),
(g), (h), (i), (j), (k), (l), and (m) as (a), (b), (c),(d), (e), (f), (g), (h),
(i), (j), (k) and (l), respectively, (ii) deleting the text "8.01(b) or (c)" in each place it appears in

Section 8.01(e) and (j) (as so redesignated) and inserting in lieu thereof the text "8.01(a) or (b)".

     11. Section 8.14 of the Credit Agreement is hereby amended by (i) deleting the amount "$30,000,000" appearing therein and inserting in lieu thereof the amount "$60,000,000" and (ii) deleting the amount "$50,000,000" appearing therein and inserting in lieu thereof the amount "$100,000,000".

     12. Section 8.15 of the Credit Agreement is hereby amended by inserting in appropriate order the following new clause (h):

          "(h) In the event that the Canadian Borrower at any time owns, acquires or establishes any Subsidiary organized under the laws of Canada or any province or territory thereof (each a "Canadian Borrower Canadian Subsidiary"), the Canadian Borrower shall (within thirty days after the Third Amendment Effective Date or, if later, the date of the creation, acquisition or establishment of the respective Canadian Borrower Canadian Subsidiary) cause each such Canadian Borrower Canadian Subsidiary to execute and deliver an unconditional guaranty of all obligations of the Canadian Borrower under this Agreement, each of which guaranties shall be in form and substance satisfactory to the Administrative Agent (which each such guaranty being herein called a "Canadian Guaranty")."

     13. Section 9.01 of the Credit Agreement is hereby amended by (i) redesignating clause (xxii) in Section 9.01 as clause (xiii) and inserting in lieu thereof the following new clause (xxii):

     "(xxii) Liens placed on equipment or machinery securing Indebtedness incurred pursuant to Section 9.04(xx), provided that the respective Lien does not secure any other Indebtedness; and"

and (ii) deleting the references to "(xxi)" and "(xxii)" in Section 9.01(xxiii) (as so redesignated) and inserting in lieu thereof the references "(xxii)" and "(xxiii)", respectively.

     14. Section 9.02 of the Credit Agreement as hereby amended by (i) deleting the word "and" appearing at the end of clause (xx), (ii) deleting the period appearing at the end of clause
(xxi) and inserting in lieu thereof the text "; and" and (iii) inserting in the appropriate order the following new clause (xxii):

          "(xxii) the Company shall be permitted to transfer the assets of its Haber Tool division to DM&T, Inc. (d/b/a Danti Tool & Die) so long as DM&T, Inc. is both a Domestic Subsidiary and a Subsidiary Guarantor."

     15. Section 9.04 of the Credit Agreement is hereby amended by inserting in the appropriate order the following new clause (xx):

          "(xx) Indebtedness that is owed to, guaranteed by or otherwise subsidized by a federal, provincial or local governmental or quasi-governmental authority, in an aggregate principal amount outstanding at any one time not in excess of $7,000,000 (or the Canadian Dollar Equivalent thereof)."

     16. Section 9.05 of the Credit Agreement is hereby amended by (i) deleting the amount "$20,000,000" appearing in clause (v) thereof and inserting in lieu thereof the amount "$60,000,000", (ii) deleting the word "and" appearing at the end of clause (xix) thereof, (iii) deleting the period appearing at the end of clause (xx) and inserting in lieu thereof the text "; and" and (iv) inserting in the appropriate order the following new clause (xxi):

          "(xxi) the Company may make investments in any Wholly-Owned Subsidiary of the Company that is both a Domestic Subsidiary and a Subsidiary Guarantor."

     17. Section 9.07 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting in lieu thereof the following new table:

        "Fiscal Year Ending                    Amount
        -------------------                    ------
         December 31, 1997                  $90 million
         December 31, 1998                  $75 million
         December 31, 1999                  $65 million
         December 31, 2000                  $65 million
         December 31, 2001                  $70 million"

     18. Section 10.01 of the Credit Agreement is hereby amended by (i) deleting the text "The Company" in said Section and inserting in lieu thereof the text "Any Borrower", (ii) deleting the text "the Company" in said Section and inserting in lieu thereof the text "such Borrower" and (iii) inserting the text "or Face Amount of, as the case may be," immediately after the text "of any principal of" appearing in clause (i) of said Section.


     19. Section 10.03 of the Credit Agreement is hereby amended by (i) deleting the text "The Company" in said Section and inserting in lieu thereof the text "Any Borrower", (ii) deleting the text "the Company" in said Section and inserting in lieu thereof the text "such Borrower" and (iii) deleting the Section reference "8.01(g)(i)" in said Section and inserting in lieu thereof the Section reference "8.01(f)(i)".

     20. Section 10.05 of the Credit Agreement is hereby amended by deleting the text "or the Company or any "Specified Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation" in said Section and inserting in lieu thereof the new text "or the Company or any Specified Subsidiary commences any other proceeding (including, without limitation, any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors) under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, bankruptcy, insolvency or liquidation".

     21. The last paragraph of Section 10 of the Credit Agreement is hereby amended by (i) deleting the text "the Company" appearing in the first proviso thereof and in the parenthetical appearing in clause (iv) and, in each case, inserting the text "any Borrower" in lieu thereof, (ii) redesignating clause (v) as clause (vi) and (iii) inserting the following new clause (v):

     "(v) direct the Canadian Borrower to pay (and the Canadian Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, it will pay) to the Administrative Agent all amounts required to be paid pursuant to clause (j) of Schedule XI regarding the outstanding Bankers Acceptances;".

     22. Section 11 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

          "Acceptance Fee" shall mean, in respect of a Bankers' Acceptance, a fee calculated on the Face Amount of such Bankers' Acceptance at a rate per annum equal to the Applicable Margin that would be payable with respect to a Eurodollar Loan drawn on the Drawing Date of such Bankers' Acceptance. Acceptance Fees shall be calculated on the basis of the term to maturity of the Bankers' Acceptance and a year of 365 days.

          "Adjustment Date" shall have the meaning provided in Section 1.16(b).

          "Aggregate Non-Canadian Exposure" at any time shall mean the aggregate principal amount of all Company Revolving Loans and Swingline Loans then outstanding and the aggregate amount of all U.S. Letter of Credit Outstandings at such time.

          "Applicable Currency" shall mean Dollars or Canadian Dollars, as the case may be.


          "BA Discount Proceeds" shall mean, in respect of any Bankers' Acceptance to be purchased by a Canadian Bank on any date pursuant to
     Section 1.01 and Schedule XI hereto, an amount rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up calculated on such day by dividing:

          (a)  the Face Amount of such Bankers' Acceptance; by

          (b)  the sum of one plus the product of:

               (i) the Reference Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

               (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365;

                    with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

          "Bankers' Acceptance" means a Draft accepted by a Canadian Bank pursuant to Section 1.01 and Schedule XI hereto.

          "Bankers' Acceptance Loans" shall mean the creation and discount of Bankers' Acceptances as contemplated in Section 1.01 hereof and Schedule XI hereto.

          "Borrowers" shall mean each of the Company and the Canadian Borrower.

          "Canadian Bank" means (i) each Person listed on Part B of Schedule I, and (ii) each additional Person that becomes a Canadian Bank party hereto in accordance with Section 1.13 and/or 13.04. It is understood and agreed that each Canadian Bank shall either be a Bank, or be an affiliate of a Bank, with a Commitment pursuant to this Agreement which equals or exceeds the Canadian Sub-Commitment of the respective Canadian Bank. A Canadian Bank shall cease to be a "Canadian Bank" when it has assigned all of its Canadian Sub-Commitments in accordance with Section 1.13 and/or 13.04. For purposes of this Agreement, "Bank" includes each Canadian Bank unless the context otherwise requires.

          "Canadian Borrower" shall mean Coltec Aerospace Canada Ltd., an Ontario corporation.

          "Canadian Borrower Canadian Subsidiary" shall have the meaning provided in Section 8.15(h).

          "Canadian Borrower Percentage" at any time shall mean the Canadian Borrower Percentage as determined in accordance with Section 1.16(b).


          "Canadian Borrower Revolving Loans" shall mean and include all Canadian Dollar Revolving Loans and all Canadian Borrower U.S. Dollar Revolving Loans.

          "Canadian Borrower U.S. Dollar Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Canadian Borrower U.S. Dollar Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Canadian Dollar Equivalent" shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Canadian Paying Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

          "Canadian Dollars" and "Cdn" shall mean freely transferable lawful money of Canada.

          "Canadian Dollar Revolving Loan" shall have the meaning provided in
     Section 1.01(a).

          "Canadian Dollar Revolving Note" shall have the meaning provided in
     Section 1.05(a).

          "Canadian Guaranteed Obligations" shall mean the principal and interest on each Revolving Note issued by the Canadian Borrower to any Bank or Canadian Bank, and all Canadian Borrower Revolving Loans made under this Agreement, together with all the other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, or any other stay under applicable law, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Canadian Borrower to each Bank, each Canadian Bank, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Canadian Borrower.

          "Canadian Guaranty" shall have the meaning provided in Section
     8.15(h).

          "Canadian Paying Agent" shall have the meaning provided in Section
     1.15.

          "Canadian Percentage" of any Canadian Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Canadian Sub-Commitment of such Canadian Bank at such time and the denominator of which is the aggregate amount of Canadian Sub-Commitments of all Canadian Banks at such time, provided that if the Canadian Percentage of any Canadian Bank is to be determined after the Total Commitment has been terminated, then the Canadian Percentages of the Canadian Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Canadian Prime Rate" means, at any time, the greater of (i) the per annum rate of interest quoted, published and commonly known as the "prime rate" of the Canadian Paying Agent which the Canadian Paying Agent establishes at its main office in Toronto, Ontario as the reference rate of interest in order to determine interest rates for loans in Canadian Dollars to its Canadian borrowers, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Canadian Borrower or any other Person, and (ii) the sum of (x) the average of the rates per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Canadian Paying Agent (and if such screen is not available, any successor or similar service as may be selected by the Canadian Paying Agent), and
     (y) 0.75%.

          "Canadian Prime Rate Loans" shall mean any Canadian Dollar Revolving Loan designated or deemed designated as such by the Canadian Borrower at the time of the incurrence thereof or conversion thereto.

          "Canadian Sub-Commitment" means, as to any Canadian Bank, (i) the amount set forth, in Dollars, opposite such Canadian Bank's name in Part B of Schedule I directly below the column entitled "Canadian Sub-Commitment", as same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b). The Canadian Sub-Commitment of each Canadian Bank is a sub-limit of the Commitment of the respective Canadian Bank (or its respective Affiliate which is a Bank with the related Commitment) and not an additional commitment and, in no event, may exceed at any time the amount of the Commitment of such Canadian Bank (or its respective Affiliate which is a Bank with the related Commitment).

          "Company Guaranty" shall mean the guaranty of the Company pursuant to
     Section 14 of this Agreement.

          "Company Percentage" at any time shall mean the Company Percentage as determined in accordance with the provisions of Section 1.16(b).


          "Company Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Company Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Dollar Equivalent" of an amount denominated in a currency other than Dollars (the "Other Currency") shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Other Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that for purposes of (x) determining compliance with Sections 1.01, 2.01 and 4.02(a) and (y) calculating Commitment Commission pursuant to Section 3.01(a), the Dollar Equivalent of any amounts outstanding in Canadian Dollars shall be revalued on a quarterly basis using the spot exchange rate therefor quoted in the Wall Street Journal on the last Business Day of each calendar quarter; provided, however, that the Administrative Agent may revalue the Dollar Equivalent of any such amounts outstanding in Canadian Dollars described in the preceding proviso of this definition at any time, at its sole discretion or at the direction of the Required Banks, when the Dollar Equivalent of the aggregate principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans outstanding on the date of any revaluation pursuant to this proviso would change by at least 5% of the Total Canadian Sub-Commitment at such time as a result of the revaluation made pursuant to this proviso.

          "Dollar Loan" shall mean each Dollar Revolving Loan and each Swingline Loan.

          "Dollar Revolving Loans" shall mean each Base Rate Loan and each Eurodollar Rate Loan.

          "Dollar Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Draft" means at any time a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on a Canadian Bank and bearing such distinguishing letters and numbers as such Canadian Bank may determine, but which at such time has not been completed or accepted by such Canadian Bank.

          "Drawing Date" means any Business Day fixed pursuant to Schedule XI for the creation and purchase of Bankers' Acceptances by a Canadian Bank pursuant to Schedule XI.

          "Face Amount" means, in respect of a Bankers' Acceptance, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers' Acceptance Loan shall be equal to the Face Amounts of the underlying Bankers' Acceptances.

          "Guaranteed Creditors" shall mean and include each Bank, each Canadian Bank, the Agents and the Collateral Agent.

          "Judgment Currency" shall have the meaning provided in Section
     13.21(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
     Section 13.21(a).

          "Non-Canadian Sub-Commitment" means, for any Bank at any time, such Bank's Commitment minus, in the case of a Bank that is, or whose Affiliate is, a Canadian Bank, such Bank's or such Affiliate's Canadian Sub-Commitment.

          "Obligation Currency" shall have the meaning provided in Section 13.21(a).

          "Over-Allotted Lender" shall have the meaning provided in clause (e) of Schedule XI.

          "Paying Agent" shall mean (i) in respect of Company Revolving Loans, Letters of Credit, Fees (other than Acceptance Fees) and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the Administrative Agent and (ii) in the case of Canadian Borrower Revolving Loans, the Canadian Paying Agent.

          "Reference Discount Rate" means, in respect of any Bankers' Acceptances to be purchased by a Canadian Bank pursuant to Section 1.01 and
     Schedule XI hereto, the arithmetic average of the discount rates (calculated on an annual basis and rounded to the nearest one-hundredth of 1%, with five-thousandths of 1% being rounded up) quoted by each Reference Lender at 10:00 a.m. (Toronto time) as the discount rate at which such Reference Lender would purchase, on the relevant Drawing Date, its own bankers' acceptances having an aggregate Face Amount equal to and with a term to maturity the same as the Bankers' Acceptances to be acquired by such Canadian Bank on such Drawing Date.

          "Reference Lenders" means in respect of Bankers' Acceptances, collectively, BT Bank of Canada and Bank of Montreal; and "Reference Lender" means any one of them, as the context requires.

          "Revolving Note" shall mean and include each Company Revolving Note, each Canadian Dollar Revolving Note and each Canadian Borrower U.S. Dollar Revolving Note.


          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Non-Canadian Sub-Commitment of such Bank at such time and the denominator of which is the aggregate amount of Non-Canadian Sub-Commitments of all Banks at such time, or, in the case of a Bank that is, or whose Affiliate is, a Canadian Bank, at any time when (and then only to the extent that) the Aggregate Non-Canadian Exposure equals or exceeds the aggregate of the Non-Canadian Sub-Commitments, such Bank's or such Affiliate's Canadian Percentage. Notwithstanding anything to the contrary contained above, if the RL Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination (and without giving effect to the termination of the Non-Canadian Sub-Commitments).

          "Third Amendment" shall mean the Third Amendment, dated as of December 18, 1997, to this Agreement.

          "Third Amendment Effective Date" shall mean the date the Third Amendment becomes effective in accordance with its terms.

          "Total Canadian Sub-Commitment" at any time shall mean the sum of the Canadian Sub-Commitments of all the Canadian Banks; provided that at no time shall the Total Canadian Sub-Commitment exceed the Total Commitment as then in effect.

          "Total Non-Canadian Sub-Commitment" at any time shall mean the sum of the Non-Canadian Sub-Commitments of all the Banks; provided that at no time shall the Total Non-Canadian Sub-Commitment exceed the Total Commitment as then in effect.

          "Total Non-Canadian Sub-Commitment Excess" shall have the meaning provided in Section 4.01.

     23. The definition of "Additional Permitted Acquisition Amount" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the numbers "25", "33", "39" and "45" in said Section and inserting in lieu thereof the numbers "35", "40", "50" and "50", respectively.

     24. The definition of "Adjusted Percentage" appearing in Section 11 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereof the following new definition:

          "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's RL Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and
     (ii) for each Bank that is a Non-Defaulting Bank, such Bank's RL Percentage as same would be determined if the Commitments (and Non-Canadian
     Sub-

     Commitments and Canadian Sub-Commitments ) of all Defaulting Banks did not exist and as if the Total Commitment (and Total Non-Canadian Sub-Commitment and Total Canadian Sub-Commitment) were reduced thereby; provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans) plus (ii) the aggregate principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, would exceed the Adjusted Total Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans) plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Commitment; and
     (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to either Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of either Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans) plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and Letter of Credit Outstandings equalling such Bank's Commitment at such time.

     25. The definition of "Agent" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Agent" shall mean any of the Administrative Agent, the Documentation Agent, the Syndication Agent and the Canadian Paying Agent.

     26. The definition of "Applicable Commitment Commission Percentage" and "Applicable Margin" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean (i) for the period from the Restatement Effective Date to but not including the first Start Date after the Restatement Effective Date, the percentage per annum set forth below:

       Applicable          Applicable Margin         Applicable Margin
       Commitment                 for                       for
       Percentage           Base Rate Loans        Eurodollar Rate Loans
       ----------           ---------------        ---------------------
         .375%                     0%                      .875%

and (ii) during each Margin Adjustment Period beginning after the Restatement Effective Date, the percentage per annum set forth below opposite the Leverage Ratio indicated to have been achieved on the applicable Test Date for such Margin Adjustment Period (as shown on the respective officer's certificate delivered pursuant to Section 8.01(e)):

                                                                           Applicable
                                                                           Margin for
                                                       Applicable           Base Rate          Applicable
                                                       Commitment           Loans and          Margin for
                                                       Commission        Canadian Prime     Eurodollar Rate
    Level                Leverage Ratio                Percentage          Rate Loans            Loans
    -----                --------------                ----------          ----------            -----
      1        Less than 2.50:1.00                      0.1875%                0%                0.50%
      2        Greater than or equal to                  0.250%                0%                0.625%
               2.50:1.00 but less than 3.00:1.00
      3        Greater than or equal to                  0.250%                0%                0.75%
               3.00:1.00 but less than 3.25:1.00
      4        Greater than or equal to                  0.375%                0%                0.875%
               3.25:1.00 but less than 3.75:1.00
      5        Greater than or equal to 3.75:1.00        0.375%               .25%               1.25%

; provided, however, that (i) if by the last day of any Margin Adjustment

Period, the Borrower has failed to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required by Section 8.01(e) showing the applicable Leverage Ratio on the relevant Test Date) as at the end of the fiscal quarter or year, as the case may be, ended immediately prior to such date, the Applicable Commitment Commission Percentage and Applicable Margin for the immediately succeeding Margin Adjustment Period shall be computed as if the Leverage Ratio were at Level 5 until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing that the Leverage Ratio for the respective Margin Adjustment Period is at a Level which is less than Level 5 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, the reduced Applicable Commitment Commission Percentage and Applicable Margin, if any, shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate). Notwithstanding anything to the contrary contained above in this definition, at any time that a Default or Event of Default shall exist, the Applicable Commitment Commission Percentage and the Applicable Margin shall be computed as if the Leverage Ratio were at Level 5.

     27. The definition of "Bank" appearing in Section 11 of the Credit Agreement is amended hereby by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Bank" shall mean each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Bank and in each other Credit Document to a Bank includes each Canadian Bank and, if the reference is to a specific Bank which has a Commitment hereunder, shall include references to any Affiliate of any Bank which is acting as a Canadian Bank.

     28. The definition of "Borrowing" in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche by a single Borrower from all the Banks (or from BTCo in the case of Swingline Loans or from all the Canadian Banks in the case of Canadian Borrower Revolving Loans) on a given date (or resulting from a conversion or conversions on such date) having (x) in the case of Eurodollar Rate Loans the same Interest Period and (y) in the case of Bankers' Acceptance Loans, having underlying Bankers' Acceptances with the same maturities; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Rate Loans.

     29. The definition of "Business Day" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Canadian Borrower Revolving Loans, any day which is a Business Day described in clauses (i) and, if relevant, (ii) above and which is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario and, if different, in the city where the applicable Payment Office of the Administrative Agent or Canadian Paying Agent is located in respect of Canadian Borrower Revolving Loans.

     30. The definition of "Credit Party" appearing in Section 11 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lien thereof the following new definition:

          "Credit Party" shall mean the Company, the Canadian Borrower and each other Subsidiary of the Company party to any Credit Document.

     31. The definition of "Eurodollar Rate Loan" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the word "Company" and inserting in lieu thereby the phrase "respective Borrower".

     32. The definition of "Guaranties" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Guaranties" shall mean (i) the Subsidiaries Guaranty, (ii) each Canadian Guaranty (if any) and (iii) the Company Guaranty and each additional guaranty executed and delivered pursuant to Section 8.14(b); provided that after the date on which any of the foregoing agreements shall terminate in accordance with its terms, such agreement shall cease to constitute a Guaranty hereunder.


     33. The definition of "Guarantor" appearing in Section 11 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereby the following new definition:

          "Guarantor" shall mean the Company and each Subsidiary of the Company which executes and delivers a Guaranty.

     34. The definition of "Leverage Ratio" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text "EBIDTA" appearing therein and inserting in lieu thereof the text "EBITDA".

     35. The definition of "Margin Adjustment Period" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the text "8.01(b) or (c)" in each place it appears in said Section and inserting in lieu thereof the text "8.01(a) or (b)".

     36. The definition of "Notice Office" appearing in Section 11 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereby the following new definition:

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; provided that in the case of Canadian Borrower Revolving Loans, the "Notice Office" shall mean the office specified above, with a copy of the respective notice to be delivered at the same time as otherwise required pursuant to the terms of this Agreement to the office of the Canadian Paying Agent located at First Canadian Place, Toronto, Ontario, Canada M5X1A4, Attention: Virginia Contreras.

     37. The definition of "Obligations" appearing in Section 11 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting in lieu thereby the following new definition:

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Documentation Agent, the Syndication Agent, the Canadian Paying Agent, the Collateral Agent or any Bank or Canadian Bank pursuant to the terms of this Agreement or any other Credit Document.

     38. The definition of "Payment Office" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Payment Office" shall mean (i) in respect of Company Revolving Loans, Letters of Credit, Fees (other than Acceptance Fees and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, and (ii) in the case of

     Canadian Borrower Revolving Loans the office of the Canadian Paying Agent located at First Canadian Place, Toronto, Ontario, Canada M5X1A4, or, in each case, such other office as the Administrative Agent or Canadian Paying Agent, as the case may be, may hereafter designate in writing as such to the other parties hereto.

     39. The definition of "Percentage" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety.

     40. The definition of "Required Banks" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Commitments (or after the termination thereof, outstanding Revolving Loans (for this purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be of all Canadian Dollar Revolving Loans) and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount equal to or greater than a majority of the Adjusted Total Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans (for the purpose, using the Dollar Equivalent of the outstanding principal amount or Face Amount, as the case may be, of all Canadian Dollar Revolving Loans) of all Non-Defaulting Banks, and the sum of the Adjusted Percentages and/or Canadian Adjusted Percentages, as the case may be, of all Non-Defaulting Banks of all outstanding Swingline Loans and Letter of Credit Outstandings). For purposes of determining Required Banks, all outstanding Revolving Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Revolving Loans and Commitments, as the case may be, denominated in Canadian Dollar will be calculated according to the Dollar Equivalent thereof.

     41. The definition of "Restatement Effective Date" in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following new definition:

          "Restatement Effective Date" shall mean December 18, 1996.

     42. The definition of "Section 8.01(b) or (c) Financial Statements" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Section 8.01(a) or (b) Financial Statements" shall mean the financial statements delivered, or to be delivered, pursuant to Section 8.01(a) or
     (b), together with their accompanying officer's certificate delivered, or to be delivered, pursuant to Section 8.01(e).

     43. The definition of "Specified Subsidiary" appearing in Section 11 of the

Credit Agreement is hereby amended by inserting the following text at the end thereof: "; provided that the Canadian Borrower shall in all cases constitute a Specified Subsidiary."

     44. The definition of "Stated Amount" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Stated Amount" of each Letter of Credit or Non-Facility Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

     45. The definition of "Total Unutilized Commitment" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding (using the Dollar Equivalent of the principal amount or Face Amount, as the case may be, thereof in the case of Canadian Dollar Revolving Loans then outstanding) plus (II) the aggregate principal amount of Swingline Loans then outstanding plus (III) the then aggregate amount of Letter of Credit Outstandings.

     46. The definition of "Type" in Section 11 of the Credit Agreement is hereby amended by (i) deleting the word "or" and inserting in lieu thereof a comma and (ii) inserting at the end of said definition the following text", a Canadian Prime Rate Loan or a Bankers' Acceptance Loan".

     47. The definition of "Unutilized Commitment" appearing in Section 11 of the Credit Agreement is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following text of a new definition:

          "Unutilized Commitment" with respect to any Bank, at any time, shall mean such Bank's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank (including any Affiliate of any such Bank acting as a Canadian Bank) (taking the Dollar Equivalent of the principal amount of Face Amount, as the case may be, in the case of any Canadian Dollar Revolving Loans then outstanding), and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings at such time.

     48. Section 12.01 of the Credit Agreement is hereby amended by (i) deleting the text "Bank of America Illinois" appearing therein and inserting in lieu thereof the text "Bank of America National Trust and Savings Association (as successor by merger to Bank of America Illinois)", (ii) deleting the word "and" immediately after the phrase "Documentation Agent" appearing in the first sentence of Section 12.01 and inserting in lieu thereof a comma, (iii) inserting the text "and Bank of Montreal as Canadian Paying Agent" immediately after the phrase "Syndication Agent" appearing in the first sentence of Section 12.01,
(iv) deleting the word "and" immediately after the phrase "Documentation Agent" appearing in the second sentence in Section 12.01 and inserting in lieu thereof a comma, (v) inserting the text "and the Canadian Paying Agent" immediately after the text "Syndication Agent" in each place it appears in the second sentence of Section 12.01 and (vi) deleting the word "or" immediately after the phrase "Documentation Agent" where it appears for the second time in the second sentence of Section 12.01 and inserting in lieu thereof a comma.

     49. Section 12.09 of the Credit Agreement is hereby amended by inserting the following new clause (g) in appropriate order:

          "(g) The Canadian Paying Agent may resign as provided in Section
     1.15."

     50. Section 13.04(b) of the Credit Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following text:

     "(b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank or (B) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement (appropriately completed); provided that, (i) the assignment by any Bank (or Canadian Bank) of its Canadian Sub-Commitment (or any portion thereof) shall constitute the assignment of a like amount of such Bank's (or its respective Affiliate's) Commitment, (ii) any assignment of all or any portion of the Commitment of any Bank shall be required to be accompanied by the assignment of all or such portion of the Canadian Sub-Commitment and/or Non-Canadian Sub-Commitment of such Bank (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Commitment being so assigned, (iii) any assignment of all or any portion of the Commitment and related outstanding Obligations (or, if the Commitment has terminated, any assignment of Obligations originally extended pursuant to the Commitments) shall be made on a basis such that the respective assignee participates in Loans, and in Letter of Credit Outstandings, in accordance with the Commitment (and Sub-Commitments described above) so assigned (or if the Commitment has terminated, on the same basis as participated in by the Banks with Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedule I shall be deemed modified to reflect the Commitments and Sub-Commitments of such new Bank and of the existing Banks (and their respective affiliates), (v) new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 to the extent needed to reflect the revised Commitments and Sub-Commitments; provided, that the respective Borrower shall not be obligated to execute any new Note or replacement Note until it has received the original Note or Notes issued by the respective Borrower to the assigning Bank or an indemnity with respect to such original Notes, which indemnity shall be reasonably satisfactory to the respective Borrower, (vi) the consent of the Administrative Agent shall be required in connection with any assignment, which consent shall not be unreasonably withheld, (vii) the consent of the Company shall be required in connection with any assignment, which consent shall not be unreasonably withheld and (viii) the Administrative Agent shall receive at the time of each such assignment (but not in connection with any pledge to a Federal Reserve

     Bank), from the assigning Bank, the payment of a non-refundable assignment fee of $3,500, provided that in the case of an assignment by a Bank to another Bank, such assignment fee shall be $1,500. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments (and Sub-Commitments). After receipt of notice of any assignment pursuant to this Section 13.04(b) the Administrative Agent shall give notice thereof to the Company. To the extent that at the time of any assignment pursuant to this Section 13.04(b) to a Person not already a Bank hereunder, if the Person purchasing such assignment (the "Assignee") would be entitled to charge the Company for increased costs under Section 1.10, or for the reimbursement of Taxes pursuant to Section 4.04, in either case in excess of the aggregate such amounts permitted to be charged by the assigning Bank immediately prior to such assignment (which differences may arise because of differences between the Assignee and the assigning Bank, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Company shall not be obligated to pay such excess increased costs or Taxes, it being understood and agreed, however, that the Company shall be obligated to pay to such Assignee all other increased costs or Taxes which are otherwise required to be reimbursed pursuant to said Sections 1.10 and 4.04 (including, without limitation, all such increased costs or Taxes payable as a result of events occurring after the date of the respective assignment). At the time of each assignment of any Commitment or an interest in Loans made to the Company pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code)

     for Federal income tax purposes, the respective Assignee shall, to the extent legally entitled to do so, provide to the Company (x) in the case of a Bank described in clause (i) of Section 4.04(b), the forms described in such clause (i) and (y) in the case of a Bank described in clause (ii) of
     Section 4.04(b), the forms described in such clause (ii)."

     51. Section 13.05 of the Credit Agreement is hereby amended by deleting the text "no course of dealing between the Company or any other Credit Party" appearing therein and inserting in lieu thereof the text "no course of dealing between any Borrower or any other Credit Party".

     52. Section 13.07 of the Credit Agreement is hereby amended by (i) inserting the text "(other than Acceptance Fees, which shall be determined as provided in the definition thereof)" immediately after the word "Fees" the first place it appears in clause (b)(y) of said Section and (ii) inserting in appropriate order the following new clause (d):

          "(d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment or interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields."

     53. Section 13.08 of the Credit Agreement is hereby amended by deleting the text "THE COMPANY" in each place it appears in Section 13.08 and inserting in lieu thereof the text "EACH BORROWER".

     54. Section 13.10 of the Credit Agreement is hereby amended by deleting the text of said Section in its entirety and inserting in lieu thereof the following new text:

     "This Agreement became effective on the Restatement Effective Date."

     55. Section 13.12 of the Credit Agreement is hereby amended by inserting the text "and 13.04(b)" immediately after the Section reference "Section 1.12" appearing therein.

     56. Section 13.14 of the Credit Agreement is hereby amended by (i) inserting the text "(and not already reflected on Schedule IX)" immediately after the Section reference "Section 13.14" appearing therein and (ii) deleting the word "Company" each place it appears therein and inserting in lieu thereof the word "Borrowers".

     57. Section 13 of the Credit Agreement is hereby further amended by inserting in appropriate order the following new Sections 13.21, 13.22 and 13.23:

          "13.21 (a) Judgment Currency. The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Canadian Dollar Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.


          13.22 Phase-In Provisions Regarding Loans Outstanding on the Third Amendment . The parties hereto acknowledge and agree that, on the Third Amendment Effective Date, various Loans were theretofore outstanding pursuant to this Agreement from the various Banks, which were made to the Company in accordance with the Percentages of the Banks as in effect before the effectiveness of the Third Amendment, and which were not based on the RL Percentages of the various Banks. The parties hereto hereby agree that, notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) on the date of the first incurrence of Loans on or after the Third Amendment Effective Date, all theretofore outstanding Company Revolving Loans then maintained as Base Rate Loans shall be repaid and/or reborrowed in such amounts so that, after giving effect thereto, such Base Rate Loans are outstanding from the various Banks based upon their RL Percentages and (ii) with respect to all Eurodollar Rate Loans which were outstanding on the Third Amendment Effective Date, such Loans shall remain outstanding until the end of the Interest Period applicable thereto on the Third Amendment Effective Date in the amounts made by the Banks pursuant to the Agreement (before giving effect to the Third Amendment); provided that as Interest Periods expire with respect to such Eurodollar Rate Loans, repayments and reborrowings with respect thereto shall be required in such amounts so that, with respect to any subsequent Interest Periods applicable thereto (or any Base Rate Loans resulting from a Conversion thereof), each Bank will make its portion of the respective Borrowing based upon its RL Percentage as then in effect.

          13.23 Acknowledgement and Agreement of Credit Parties. Each of the Credit Parties, by executing the Third Amendment or becoming a Credit Party after the Third Amendment Effective Date, consents to the extensions of credit to the Canadian Borrower pursuant to this Agreement. All such extensions of credit, as well as all extensions of credit to the Company, (in each case pursuant to this Agreement, as same may be further amended from time to time) shall be entitled to all benefits of (and shall be fully guaranteed pursuant to) each of the Guaranties and shall be fully secured pursuant to, and in accordance with the terms of, the various Security Documents."

     58. The Credit Agreement is hereby amended by inserting in appropriate order the following new Section 14:

          "SECTION 14. Company Guaranty

          14.01 Company Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit to the Canadian Borrower hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Canadian Borrower Revolving Loans, the Company hereby agrees with the Banks (which shall include the Canadian Banks) as follows: the Company hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Canadian Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Canadian Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Canadian Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Canadian Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Canadian Borrower), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of this Company Guaranty or any other instrument evidencing any liability of the Canadian Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 Bankruptcy. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all of the Canadian Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Canadian Borrower upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the Applicable Currency

          14.03 Nature of Liability. The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Canadian Guaranteed Obligations whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by the Canadian Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Canadian Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Canadian Borrower, or (e) any payment made to the Guaranteed Creditors on the Canadian Guaranteed Obligations which any such Guaranteed Creditor repays to the Canadian Borrower pursuant to court order in any bankruptcy, insolvency, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 Independent Obligation. The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or the Canadian Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or the Canadian Borrower and whether or not any other guarantor, any other party or the Canadian Borrower be joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Canadian Borrower or other circumstance which operates to toll any statute of limitations as to the Canadian Borrower shall operate to toll the statute of limitations as to the Company.

          14.05 Authorization. The Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Canadian Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Company Guaranty made shall apply to the Canadian Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Canadian Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Canadian Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Canadian Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorses, guarantors, the Canadian Borrower or other obligors;

          (e) settle or compromise any of the Canadian Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Canadian Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Canadian Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Canadian Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Company from its liabilities under this Company Guaranty.

          14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Canadian Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Canadian Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 Subordination. Upon the occurrence and during the continuance of an Event of Default, any of the indebtedness of the Canadian Borrower now or hereafter owing to the Company is hereby subordinated to the Canadian Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Canadian Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Canadian Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Company under the other provisions of this Company Guaranty. Prior to the transfer by any Company of any note or negotiable instrument evidencing any of the indebtedness of the Canadian Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the

     Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of the Company Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Canadian Guaranteed

     Obligations have been irrevocably paid in full in cash.

          14.08 Waiver. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Canadian Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Canadian Borrower, any other guarantor or any other party or
     (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Company waives any defense based on or arising out of any defense of the Canadian Borrower, any other guarantor or any other party, other than payment in full of the Canadian Guaranteed Obligations, based on or arising out of the disability of the Canadian Borrower, any other guarantor or any other party, or the unenforceability of the Canadian Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower other than payment in full of the Canadian Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Canadian Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Canadian Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Canadian Borrower or any other party or any security.

          (b) The Company waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Canadian Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of the Canadian Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Canadian Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Company of information known to it regarding such circumstances or risks."

     59. The Credit Agreement is hereby amended by deleting Schedules I and IX thereto in their entirety and by inserting in lieu thereof the new Schedules I and IX in the form of Schedules I and IX attached hereto.

     60. The Credit Agreement is hereby amended by adding new Schedule XI thereto in the form attached hereto as Schedule XI.


     61. The Credit Agreement is hereby amended by deleting Exhibits A, B-1 and H thereto in their entirety and by inserting in lieu thereof new Exhibits A, B-1 and H, respectively, in the forms of the respective such Exhibits attached hereto.

     62. The Credit Agreement is hereby further amended by inserting new Exhibits B-3 and B-4 in the forms attached hereto as Exhibits B-3 and B-4, respectively.

II.  Amendment to Subsidiaries Guaranty.

     Section 1 of the Subsidiaries Guaranty is hereby amended by, in clause (i) thereof, deleting the phrase "the Company" in each of the three places it appears therein and by inserting in lieu thereof (in each such place) the phrase "each Borrower".

III.  Acknowledgement with respect to Various Credit
      Documents.

     Each Credit Party, by its execution and delivery of a copy of this Third Amendment, hereby consents to the extension of credit to the Canadian Borrower pursuant to the Credit Agreement. Each Credit Party further acknowledges and agrees that all extensions of credit to the Canadian Borrower, as well as all extensions of credit to the Company, in each case pursuant to the Credit Agreement (as same is amended by this Amendment, and as same may be further amended, modified or supplemented from time to time), shall be entitled to all benefits of (and shall be fully guaranteed pursuant to) each of the Guaranties and shall be fully secured pursuant to, and in accordance with the terms of, all the Security Documents.

IV.  Miscellaneous.

     1. In order to induce the Banks to enter into this Amendment, the Company and the Canadian Borrower hereby represent and warrant that (i) all representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date and after giving effect to the Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) there exists no Default or Event of Default on the Third Amendment Effective Date after giving effect to this Amendment.

     2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.

     4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     5. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when:

          (a) Each Credit Party (including without limitation, the Company, the Canadian Borrower and each Subsidiary Guarantor), the Required Banks and each Canadian Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by usage of facsimile transmission) the same to the Administrative Agent at its Notice Office;

          (b) The Administrative Agent shall have received from U.S. and Canadian counsel to the various Credit Parties (each of which counsel shall be reasonably satisfactory to the Administrative Agent) opinions, addressed to each of the Agents and each of the Banks, in form and substance satisfactory to the Administrative Agent, and covering such matters incident to this Amendment and the transactions contemplated herein as the Administrative Agent and the Required Banks may reasonably request;

          (c) The Administrative Agent shall have received resolutions of the Board of Directors of the Canadian Borrower, which resolutions shall be certified by the Secretary or any Assistant Secretary of the Canadian Borrower and shall authorize the execution, delivery and performance by the Canadian Borrower of this Amendment and the consummation of the transactions contemplated hereby, and the foregoing shall be reasonably acceptable to the Administrative Agent in its reasonable discretion;

          (d) There shall have been delivered to the Administrative Agent for the account of each of the

     Banks new Notes meeting the requirements of Section 1.05 of the Credit Agreement as modified by this Amendment;

          (e) Each Canadian Borrower Canadian Subsidiary, if any, shall have authorized, executed and delivered a Canadian Guaranty, in form and substance satisfactory to the Administrative Agent.


     6. Promptly following any request from the Administrative Agent (and in any event within sixty (60) days after receiving any such request) the Company, the Canadian Borrower and the other Credit Parties shall take such action or actions as may be reasonably requested by the Administrative Agent to protect and preserve any security interests created, or intended to be created, pursuant to the various Security Documents. Without limiting the foregoing, if requested by the Administrative Agent, the various Credit Parties shall execute and deliver mortgage amendments, in form and substance satisfactory to the Administrative Agent, with respect to the various Mortgages, and shall take such of the actions as specified in Section 5.10 of the Credit Agreement as were taken in connection with the occurrence of the Restatement Effective Date. It is understood and agreed by the parties hereto that the provisions of this Section 6 shall constitute a covenant and agreement for purposes of the Credit Agreement.

     7. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.



                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 COLTEC INDUSTRIES INC


                                 By _______________________________
                                    Title:



                                 COLTEC AEROSPACE CANADA LTD.


                                 By _______________________________
                                    Title:




                                 BANKERS TRUST COMPANY,
                                  Individually and as
                                  Administrative Agent


                                 By _______________________________
                                    Title:



                                 BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION
                                  Individually and as
                                  Documentation Agent


                                 By _______________________________
                                    Title:

                                 THE CHASE MANHATTAN BANK,
                                  Individually and as
                                  Syndication Agent


                                 By _______________________________
                                    Title:



                                 BANK OF MONTREAL,
                                  Individually and as Canadian
                                  Paying Agent and Canadian
                                  Documentation Agent


                                 By _______________________________
                                    Title:



                                 ALLIED IRISH BANK, PLC,
                                  CAYMAN ISLANDS BRANCH


                                 By _______________________________
                                    Title:




                                 BANK OF IRELAND


                                 By _______________________________
                                    Title:



                                 BANK COMMERCIALE ITALIANA
                                  NEW YORK BRANCH


                                 By _______________________________
                                    Title:

                                 By _______________________________
                                    Title:

                                 BANK LEUMI TRUST COMPANY
                                  OF NEW YORK


                                 By _______________________________
                                    Title:



                                 THE BANK OF NEW YORK


                                 By _______________________________
                                    Title:



                                 BANK OF SCOTLAND


                                 By _______________________________
                                    Title:



                                 BANK OF TOKYO-MITSUBISHI TRUST
                                  COMPANY


                                 By _______________________________
                                    Title:

                                 NATEXIS BANQUE BFCE, formerly
                                  BANQUE FRANCAISE
                                  DU COMMERCE EXTERIEUR


                                 By _______________________________
                                    Title:



                                 CIBC INC.


                                 By _______________________________
                                    Title:



                                 COMMERCIAL LOAN FUNDING TRUST I

                                 By Lehman Commercial Paper
                                  Inc.,
not in its individual
                                  capacity but solely as
                                  administrative agent.



                                 By _______________________________
                                    Title:



                                 CORESTATES BANK


                                 By _______________________________
                                    Title:

                                 CREDIT LYONNAIS ATLANTA AGENCY


                                 By _______________________________
                                    Title:



                                 CREDIT LYONNAIS NEW YORK
                                  BRANCH


                                 By _______________________________
                                    Title:



                                 THE DAI-ICHI KANGYO BANK, LTD.


                                 By _______________________________
                                    Title:



                                 FIRST UNION NATIONAL BANK
                                  (f/k/a First Union National
                                  Bank of North Carolina)


                                 By _______________________________
                                    Title:



                                 THE FUJI BANK, LIMITED,
                                  ATLANTA AGENCY


                                 By _______________________________
                                    Title:

                                 ERSTE BANK DER
                                  OESTERREICHISCHEN SPARKASSEN
                                  AG (f/k/a Girocredit Bank AG
                                  Der Sparkassen, Grand Cayman
                                  Island Branch)


                                 By _______________________________
                                    Title:



                                 THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED


                                 By _______________________________
                                    Title:



                                 LEHMAN COMMERCIAL PAPER INC.


                                 By _______________________________
                                    Title:



                                 LLOYDS BANK PLC


                                 By _______________________________
                                    Title:



                                 MELLON BANK, N.A.


                                 By _______________________________
                                    Title:

                                 NATIONSBANK, N.A.


                                 By _______________________________
                                    Title:



                                 THE SAKURA BANK, LTD.


                                 By _______________________________
                                    Title:



                                 THE SANWA BANK, LIMITED


                                 By _______________________________
                                    Title:



                                 SOCIETE GENERALE


                                 By _______________________________
                                    Title:



                                 THE SUMITOMO BANK, LIMITED


                                 By _______________________________
                                    Title:


                                 THE TOKAI BANK, LIMITED
                                  NEW YORK BRANCH


                                 By _______________________________
                                    Title:

                                 WACHOVIA BANK, N.A.


                                 By _______________________________
                                    Title:

                                 BT BANK OF CANADA


                                 By _______________________________
                                    Title:



                                BANK OF AMERICA CANADA


                                 By _______________________________
                                    Title:



                                 THE CHASE MANHATTAN BANK OF
                                   CANADA


                                 By _______________________________
                                    Title:



                                 CREDIT LYONNAIS CANADA


                                 By _______________________________
                                    Title:



                                 CANADIAN IMPERIAL BANK OF
                                   COMMERCE


                                 By _______________________________
                                    Title:




                                 MELLON BANK CANADA


                                 By _______________________________
                                    Title:

Acknowledged and agreed:

AMI INDUSTRIES INC.
CII HOLDINGS INC
COLTEC CANADA INC
COLTEC INDUSTRIAL PRODUCTS INC
COLTEC INTERNATIONAL SERVICES CO.
COLTEC NORTH CAROLINA INC.
COLTEC TECHNICAL SERVICES INC
DELAVAN-DELTA INC.
DELAVAN INC (Iowa)
DELAVAN NEWCO INC (Delaware)
DM&T, INC.
GARLOCK INC
GARLOCK INTERNATIONAL INC
GARLOCK OVERSEAS CORPORATION
HOLLEY PERFORMANCE PRODUCTS INC
MENASCO AEROSYSTEMS INC
STEMCO INC
WALBAR INC


By__________________________
  Title:
  On behalf of each of the above
  Subsidiary Guarantors